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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                               December 7, 2000


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                            McLeodUSA Incorporated

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            (Exact name of registrant as specified in its charter)


            Delaware                      0-20763              42-1407240
   (State or other jurisdiction  (Commission File Number)    (IRS Employer
        of incorporation)                                 Identification  No.)


             McLeodUSA Technology Park
            6400 C Street S.W., P.O. Box 3177
                   Cedar Rapids, IA                         45201-2301
           (Address of principal executive offices)         (Zip Code)

                                (319) 364-0000
                       (Registrant's Telephone Number)

                                     None

        (Former Name, or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

     On December 7, 2000, McLeodUSA Incorporated, a Delaware corporation ("McLeodUSA"), and CapRock Communications Corp., a Texas corporation ("CapRock"), completed a merger (the "Merger"), whereby Cactus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of McLeodUSA ("Sub"), merged with and into CapRock, pursuant to an Agreement and Plan of Merger dated as of October 2, 2000 (the "Merger Agreement"), among McLeodUSA, Sub and CapRock. CapRock survived the Merger as a wholly owned subsidiary of McLeodUSA.

     McLeodUSA issued a press release announcing the completion of the Merger on December 7, 2000, a copy of which is attached hereto as Exhibit 99.1.

     Pursuant to the Merger and the other transactions contemplated by the Merger Agreement, each share of common stock, par value $0.01 per share (the "CapRock Common Stock"), of CapRock was converted into the right to receive
0.3876 a share of Class A common stock, par value $0.01 per share (the "McLeodUSA Class A Common Stock"), of McLeodUSA and cash in lieu of fractional shares of McLeodUSA Class A Common Stock. McLeodUSA will issue approximately 15 million shares of McLeodUSA Class A Common Stock in exchange for shares of CapRock Common Stock.

Item 7.        Financial Statements and Exhibits.

               (c) Exhibits.

               99.1 Press Release dated December 7, 2000, announcing the completion of the Merger.


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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           McLeodUSA Incorporated,


                                           /s/ Randall Rings
                                           ------------------------
                                           Randall Rings
                                           Group Vice President, Secretary and
                                           General Counsel


Date: December 12, 2000


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                              INDEX TO EXHIBITS

Exhibit

Exhibit 99.1 Press Release dated December 7, 2000, announcing the completion of the Merger.